As filed with the Securities and Exchange Commission on June 21, 2019

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL MEDICAL REIT INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)		46-4757266 (I.R.S. Employer Identification No.)
2 Bethesda Metro Center, Suite 440 Bethesda, MD 20814 (Address of principal executive offices, including zip code)

Global Medical REIT Inc. 2016 Equity Incentive Plan

(Full title of the plan)

Jeffrey M. Busch

Global Medical REIT Inc.

2 Bethesda Metro Center, Suite 440

Bethesda, MD 20814

(202) 524-6851

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee

Common stock, $0.001 par value	1,000,000 shares	$11.04	(2)	$11,040,000	(2)	$1,338.05

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock of Global Medical REIT Inc. (the “Common Stock”) as may become issuable pursuant to the adjustment provisions of the Global Medical REIT Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”).

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price for the 1,000,000 shares of Common Stock being registered hereby is based on a price of $11.04, which is the average of the high and low price per share of Common Stock as reported on the New York Stock Exchange on June 17, 2019.

INTRODUCTORY STATEMENT

Global Medical REIT Inc., a Maryland corporation (the “Registrant”) is filing this Registration Statement on Form S-8 relating to the additional shares of its common stock, par value $0.001 per share, issuable pursuant to the terms of the Global Medical REIT Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement (File No. 333-212343) relating to the Plan filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June 30, 2016, except to the extent otherwise updated or modified by this Registration Statement. The additional 1,000,000 shares of common stock that are the subject of this Registration Statement relate to the amendment to the Plan to increase the number of authorized shares available for issuance under the Plan. The amendment was approved by the Registrant’s stockholders at the Registrant’s annual meeting held on May 29, 2019. The Registrant previously registered 874,147 shares issuable under the Plan under a Registration Statement on Form S-8 (File No. 333-212343).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the SEC under the Securities Act. The Registrant has not filed such document(s) with the SEC, but such documents (along with the documents incorporated by reference into this Form S-8 registration statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the SEC or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 11, 2019;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 9, 2019;

(c)	The Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on April 18, 2019;

(d)	The Registrant’s Current Reports on Form 8-K filed on March 7, 2019, March 13, 2019, April 12, 2019, April 18, 2019 and June 3, 2019;

(e)	All other reports (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K) filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in (a) above; and

(f)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 28, 2016, as such description may be amended from time to time.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 21, 2019.

GLOBAL MEDICAL REIT INC.

By:	/s/ Jeffrey M. Busch
Name: Jeffrey M. Busch
Title: Chief Executive Officer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Jeffrey M. Busch as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on June 21, 2019.

Signature	Title

/s/ Jeffrey M. Busch	Chairman and Chief Executive Officer
Jeffrey M. Busch	(Principal Executive Officer)

/s/ Robert J. Kiernan	Chief Financial Officer
Robert J. Kiernan	(Principal Financial and Accounting Officer)

/s/ Henry E. Cole	Director
Henry E. Cole

/s/ Paula R. Crowley	Director
Paula R. Crowley

/s/ Matthew L. Cypher, Ph. D	Director
Matthew L. Cypher, Ph. D

/s/ Zhang Huiqi	Director
Zhang Huiqi

/s/ Zhang Jingguo	Director
Zhang Jingguo

/s/ Ronald Marston	Director
Ronald Marston

/s/ Roscoe Moore, Jr.	Director
Roscoe Moore, Jr.

/s/ Lori Wittman	Director
Lori Wittman

EXHIBIT INDEX

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the SEC, each of the following exhibits is filed herewith:

Exhibit	Description
5.1*	Opinion of Venable LLP as to the legality of the securities being registered.

10.1	Global Medical REIT Inc. 2016 Equity Incentive Plan (as amended through May 29, 2019) (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on June 3, 2019).

23.1*	Consent of Venable LLP (contained in Exhibit 5.1 hereto).

23.2*	Consent of MaloneBailey, LLP

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

* Filed herewith.